ISSUER FREE WRITING PROSPECTUS NO. 1608BK Filed Pursuant to Rule 433 Registration Statement No. 333-162195 Dated September 4, 2012 Deutsche Bank AG Trigger Phoenix Autocallable Optimization Securities

Linked to the Common Stock of Celgene Corporation due on or about September 13, 2017
Linked to the Common Stock of Intel Corporation due on or about September 13, 2017
Linked to the Common Stock of Devon Energy Corporation due on or about September 13, 2017
Investment Description
Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of the common stock of a specific company described herein (each, an “Underlying Stock”). If the Closing Price of the Underlying Stock on the applicable monthly Observation Date is equal to or greater than the Coupon Barrier, Deutsche Bank AG will pay you a monthly contingent coupon (a “Contingent Coupon”).  Otherwise, no coupon will be accrued or payable with respect to that Observation Date. Deutsche Bank AG will not automatically call the Securities for the first year. However, if the Closing Price of the Underlying Stock on any Observation Date after the first year (starting from the twelfth Observation Date and ending on the Final Valuation Date) is greater than or equal to the Initial Price, Deutsche Bank AG will automatically call the Securities and pay you your initial investment plus the applicable Contingent Coupon for that Observation Date, and no further amounts will be owed to you.  If the Securities are not automatically called and the Final Price is not less than the Trigger Price (which is the same price as the applicable Coupon Barrier), at maturity Deutsche Bank AG will pay you an amount equal to your initial investment, plus the applicable Contingent Coupon for the final month. However, if the Securities are not automatically called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you less than your initial investment resulting in a loss of 1.00% of your initial investment for every 1.00% decline in the Final Price as compared to the Initial Price. Under these circumstances you will lose a significant portion, and could lose all, of your initial investment. Investing in the Securities is subject to significant risks, including the risk of losing your entire initial investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Features	Key Dates1
❑ Contingent Coupon — If the Closing Price of the Underlying Stock on the applicable monthly Observation Date is equal to or greater than the Coupon Barrier, Deutsche Bank AG will pay you a monthly Contingent Coupon. Otherwise, no coupon will be payable with respect to that Observation Date.

Trade Date Settlement Date2 Observation Dates3 Final Valuation Date3 Maturity Date3	September 7, 2012 September 13, 2012 Monthly (callable after 1 year) September 7, 2017 September 13, 2017

❑ Automatically Callable — Deutsche Bank AG will not automatically call the Securities for the first year. However, if the Closing Price of the Underlying Stock on any Observation Date after the first year (starting from the twelfth Observation Date and ending on the Final Valuation Date) is greater than or equal to the Initial Price, we will automatically call the Securities and pay you your initial investment plus the applicable Contingent Coupon for that Observation Date and no further amounts will be owed to you. If the Securities are not called, investors may have downside market exposure to the Underlying Stock at maturity, subject to any contingent repayment of your initial investment.

1Expected
2We expect to deliver each offering of the Securities against the payment on or about the fourth business day following the Trade Date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities on the Trade Date will be required, by virtue of the fact that each Security initially will settle in four business days (T+4), to specify alternative settlement arrangements to prevent a failed settlement.
3See page 3 for additional details.

❑ Downside Exposure with Contingent Repayment of Your Initial Investment at Maturity — If you hold the Securities to maturity and the Final Price is not less than the Trigger Price (or Coupon Barrier), we will pay you your initial investment at maturity, plus the applicable Contingent Coupon for the final month. If the Final Price is less than the Trigger Price, however, Deutsche Bank AG will repay less than your initial investment, resulting in a loss of your initial investment that is proportionate to the decline in the Final Price as compared to the Initial Price. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL FACE AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING STOCK. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 7 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering
We are offering three Trigger Phoenix Autocallable Optimization Securities (each a “Security”). Each Security is linked to the performance of the common stock of a different company, and each may have a different Contingent Coupon Rate, Initial Price, Trigger Price and Coupon Barrier. The Contingent Coupon Rate, Initial Price, Trigger Price and Coupon Barrier for each Security will be determined on the Trade Date. The Securities are our unsubordinated and unsecured obligations and are offered at a minimum investment of $1,000 in denominations of $10.00 and integral multiples thereof.

Underlying Stock	Contingent Coupon Rate	Initial Price	Trigger Price	Coupon Barrier	CUSIP/ ISIN
Common stock of Celgene Corporation (Ticker: CELG)	6.00% to 8.50% per annum		70.00% of the Initial Price	70.00% of the Initial Price	25154X 31 4 / US25154X3145
Common stock of Intel Corporation (Ticker: INTC)	7.50% to 10.00% per annum		70.00% of the Initial Price	70.00% of the Initial Price	25154X 29 8 / US25154X2980
Common stock of Devon Energy Corporation (Ticker: DVN)	7.50% to 10.00% per annum		65.00% of the Initial Price	65.00% of the Initial Price	25154X 28 0 / US25154X2808
See “Additional Terms Specific to the Securities” in this free writing prospectus. The Securities will have the terms specified in product supplement BK dated January 20, 2012, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part, the prospectus dated September 29, 2009 and this free writing prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying prospectus, the prospectus supplement and product supplement BK. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the common stock of Celgene Corporation		$$10.00		$$0.25		$$9.75
Securities linked to the common stock of Intel Corporation		$$10.00		$$0.25		$$9.75
Securities linked to the common stock of Devon Energy Corporation		$$10.00		$$0.25		$$9.75
(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.
Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities

You should read this free writing prospectus, together with product supplement BK dated January 20, 2012, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 29, 2009. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement BK dated January 20, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512018707/d286430d424b21.pdf

♦	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

♦	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offerings to which this free writing prospectus relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to these offerings that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement, product supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.
You may revoke your offer to purchase Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, Securities prior to their issuance. We will notify you in the event of any changes to the terms of the Securities, and you will be asked to accept such changes in connection with your purchase of the Securities. You may also choose to reject such changes, in which case we may reject your offer to purchase Securities.
If the terms described in this free writing prospectus are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.
References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “Securities” refers to the Trigger Phoenix Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires. This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities. All references to “Underlying Stock,” “Underlying Stock Return,” “Trigger Price,” “Final Price,” “Initial Price” and “Closing Price” in this free writing prospectus shall be deemed to refer to “Reference Underlying,” “Reference Underlying Return,” “Threshold Level,” “Final Level,” “Initial Level,” and “Closing Level,” respectively, as used in the accompanying product supplement.

Investor Suitability
The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 6 of this free writing prospectus and “Risk Factors” on page 7 of the accompanying product supplement

The Securities may be suitable for you if, among other considerations:	The Securities may not be suitable for you if, among other considerations:
♦     You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦       You can tolerate the loss of some or all of your investment and are willing to make an investment in which you could have the same downside market risk as the Underlying Stock.

♦     You believe the Closing Price of the Underlying Stock will be greater than or equal to the Coupon Barrier on the applicable Observation Dates, including the Final Valuation Date.

♦     You are willing to make an investment whose return is limited to the applicable Contingent Coupons, regardless of any potential appreciation of the Underlying Stock, which could be significant.

♦     You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Stock.

♦     You would be willing to invest in the Securities if the Contingent Coupon Rate was set equal to the bottom of the applicable Contingent Coupon Rate range, as specified on the cover of this free writing prospectus (the actual Contingent Coupon Rate for each offering of Securities will be determined on the Trade Date).

♦     You do not seek guaranteed current income from this investment and are willing to forgo any dividends paid on the Underlying Stock.

♦     You are willing and able to hold Securities that will be called on any Observation Date after the first year on which the Closing Price of the Underlying Stock is greater than or equal to the Initial Price, and you are otherwise willing and able to hold the Securities to maturity, a term of approximately 5 years, and are not seeking an investment for which there will be an active secondary market.

♦     You are willing to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities, and understand that if Deutsche Bank AG defaults on its obligations you might not receive any amounts due to you including any payment of Contingent Coupon, any payment of your initial investment at maturity or any payment upon an earlier automatic call.

♦     You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦     You cannot tolerate the loss of a substantial portion or all of your investment and you are not willing to make an investment in which you could have the same downside market risk as the Underlying Stock.

♦     You require an investment designed to provide a full return of your initial investment at maturity.

♦     You believe the Securities will not be called and the Closing Price of the Underlying Stock will be less than the Coupon Barrier on the specified Observation Dates and less than the Trigger Price on the Final Valuation Date.

♦     You seek an investment that participates in the full appreciation in the price of the Underlying Stock or that has unlimited return potential.

♦     You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Stock.

♦     You would be unwilling to invest in the Securities if the Contingent Coupon Rate was set equal to the bottom of the applicable Contingent Coupon Rate range, as specified on the cover of this free writing prospectus (the actual Contingent Coupon Rate for each offering of Securities will be determined on the Trade Date).

♦     You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦     You seek guaranteed current income from this investment or you prefer to receive dividends paid on the Underlying Stock.

♦     You are unwilling or unable to hold Securities that will be called on any Observation Date after the first year on which the Closing Price of the Underlying Stock is greater than or equal to the Initial Price, or you are otherwise unable or unwilling to hold the Securities to maturity, a term of approximately 5 years, and seek an investment for which there will be an active secondary market.

♦     You are unwilling or unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities for all payments on the Securities, including any payment of Contingent Coupon, any payment of your initial investment at maturity or any payment upon an earlier automatic call.

Indicative Terms
Issuer	Deutsche Bank AG, London Branch
Issue Price	100% of the Face Amount per Security (subject to a minimum purchase of 100 Securities, or $1,000)
Face Amount	$10.00 per Security
Term	5 years, subject to an earlier automatic call
Trade Date1	September 7, 2012
Settlement Date1	September 13, 2012
Final Valuation Date1, 2	September 7, 2017
Maturity Date1, 2, 3	September 13, 2017
Underlying Stocks	Common stock of Celgene Corporation (Ticker: CELG) Common stock of Intel Corporation (Ticker: INTC) Common stock of Devon Energy Corporation (Ticker: DVN)
Call Feature
The Securities will not be automatically called during the first year following the Trade Date.
After the first year, the Securities will be automatically called if the Closing Price of the relevant Underlying Stock on any Observation Date (starting from the twelfth Observation Date, which we refer to as the “First Autocall Observation Date,” and ending on the Final Valuation Date) is greater than or equal to the Initial Price. If the Securities are called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per Security equal to your initial investment plus the applicable Contingent Coupon otherwise due on such day pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.

Observation Dates1. 2	Monthly, on the dates set forth in the table on page 4 of this free writing prospectus
Call Settlement Dates3	Two business days following the relevant Observation Date, except that the Call Settlement Date for the final Observation Date will be the Maturity Date.
Contingent Coupon
If the Closing Price of the Underlying Stock on any Observation Date is equal to or greater than the Coupon Barrier, Deutsche Bank AG will pay you the Contingent Coupon applicable to such Observation Date on the related Coupon Payment Date.
If the Closing Price of the Underlying Stock on any Observation Date is less than the Coupon Barrier, the Contingent Coupon applicable to such Observation Date will not be accrued or payable and Deutsche Bank AG will not make any payment to you on the related Coupon Payment Date.
The Contingent Coupon will be a fixed amount based upon equal monthly installments at the Contingent Coupon Rate set forth below. For each Observation Date, the relevant Contingent Coupon for each Security that would be payable for such Observation Date on which the Closing Price of the Underlying Stock is greater than or equal to the Coupon Barrier is set forth below under “Contingent Coupon payments”. The actual Contingent Coupon Rate and resulting Contingent Coupon amounts will be determined on the Trade Date.

Contingent Coupon payments on the Securities are not guaranteed. Deutsche Bank AG will not pay you the Contingent Coupon for any Observation Date on which the Closing Price of the applicable Underlying Stock is less than the Coupon Barrier.

Contingent Coupon Rate
For the Securities linked to the common stock of        Celgene Corporation, 6.00% to 8.50% per annum.
For the Securities linked to the common stock of Intel Corporation, 7.50% to 10.00% per annum.
For the Securities linked to the common stock of Devon Energy Corporation, 7.50% to 10.00% per annum.
The actual Contingent Coupon Rate will be determined on the Trade Date.

Contingent Coupon payments
For the Securities linked to the common stock of Celgene Corporation, $0.0500-$0.0708.
For the Securities linked to the common stock of Intel Corporation, $0.0625-$0.0833.
For the Securities linked to the common stock of Devon Energy Corporation, $0.0625-$0.0833.
The actual Contingent Coupon payment will be determined on the Trade Date.

Coupon Payment Dates3	Two business days following the relevant Observation Date, except that the Coupon Payment Date for the final Observation Date will be the Maturity Date.
Payment at Maturity (per $10.00 Security)
If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price and Coupon Barrier, Deutsche Bank AG will pay you a cash payment at maturity equal to $10.00 per $10.00 Security plus the Contingent Coupon otherwise due on the Maturity Date.
If the Securities are not automatically called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity less than your initial investment equal to:
$10.00 + ($10.00 x Underlying Stock Return)
Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment in an amount proportionate to the negative Underlying Stock Return.

Contingent Coupon payments	For the Securities linked to the common stock of Celgene Corporation, $0.0500-$0.0708.
For the Securities linked to the common stock of Intel Corporation, $0.0625-$0.0833.
For the Securities linked to the common stock of Devon Energy Corporation, $0.0625-$0.0833.
The actual Contingent Coupon payment will be determined on the Trade Date.
Coupon Payment Dates3	Two business days following the relevant Observation Date, except that the Coupon Payment Date for the final Observation Date will be the Maturity Date.
Payment at Maturity (per $10.00 Security)
If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price and Coupon Barrier, Deutsche Bank AG will pay you a cash payment at maturity equal to $10.00 per $10.00 Security plus the Contingent Coupon otherwise due on the Maturity Date.

If the Securities are not automatically called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity less than your initial investment equal to:
$10.00 + ($10.00 x Underlying Stock Return)
Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment in an amount proportionate to the negative Underlying Stock Return.
Underlying Stock Return	For each Security:
Final Price – Initial Price Initial Price
Trigger Price	For the Securities linked to the common stock of Celgene Corporation, 70.00% of the Initial Price.
For the Securities linked to the common stock of Intel Corporation, 70.00% of the Initial Price.
For the Securities linked to the common stock of Devon Energy Corporation, 65.00% of the Initial Price.
Coupon Barrier	For the Securities linked to the common stock of Celgene Corporation, 70.00% of the Initial Price.
For the Securities linked to the common stock of Intel Corporation, 70.00% of the Initial Price. For the Securities linked to the common stock of Devon Energy Corporation, 65.00% of the Initial Price.
Closing Price
On any scheduled trading day, the last reported sale price of the relevant Underlying Stock on the relevant exchange multiplied by the then-current relevant Stock Adjustment Factor, as determined by the calculation agent.

Initial Price	The Closing Price of one share of the relevant Underlying Stock on the Trade Date.
Final Price	The Closing Price of one share of the relevant Underlying Stock on the Final Valuation Date.
Stock Adjustment Factor
Initially 1.0 for each Underlying Stock, subject to adjustment for certain actions affecting each Underlying Stock. See “Description of Securities — Anti-dilution Adjustments” in the accompanying product supplement.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY PAYMENT OF CONTINGENT COUPON, ANY PAYMENT UPON AN AUTOMATIC CALL AND ANY PAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Observation Dates	Expected Coupon Payment Dates/ Call Settlement Dates
October 9, 2012*	October 11, 2012*
November 7, 2012*	November 9, 2012*
December 7, 2012*	December 11, 2012*
January 7, 2013*	January 9, 2013*
February 7, 2013*	February 11, 2013*
March 7, 2013*	March 11, 2013*
April 8, 2013*	April 10, 2013*
May 7, 2013*	May 9, 2013*
June 7, 2013*	June 11, 2013*
July 8, 2013*	July 10, 2013*
August 7, 2013*	August 9, 2013*
September 9, 2013	September 11, 2013
October 7, 2013	October 9, 2013
November 7, 2013	November 12, 2013
December 9, 2013	December 11, 2013
January 7, 2014	January 9, 2014
February 7, 2014	February 11, 2014
March 7, 2014	March 11, 2014
April 7, 2014	April 9, 2014
May 7, 2014	May 9, 2014
June 9, 2014	June 11, 2014
July 7, 2014	July 9, 2014
August 7, 2014	August 11, 2014
September 8, 2014	September 10, 2014
October 7, 2014	October 9, 2014
November 7, 2014	November 12, 2014
December 8, 2014	December 10, 2014
January 7, 2015	January 9, 2015
February 9, 2015	February 11, 2015
March 9, 2015	March 11, 2015
April 7, 2015	April 9, 2015
May 7, 2015	May 11, 2015
June 8, 2015	June 10, 2015
July 7, 2015	July 9, 2015
August 7, 2015	August 11, 2015
September 8, 2015	September 10, 2015
October 7, 2015	October 9, 2015
November 9, 2015	November 12, 2015
December 7, 2015	December 9, 2015
January 7, 2016	January 11, 2016
February 8, 2016	February 10, 2016
March 7, 2016	March 9, 2016
April 7, 2016	April 11, 2016
May 9, 2016	May 11, 2016
June 7, 2016	June 9, 2016
July 7, 2016	July 11, 2016
August 8, 2016	August 10, 2016
September 7, 2016	September 9, 2016
October 7, 2016	October 12, 2016
November 7, 2016	November 9, 2016
December 7, 2016	December 9, 2016
January 9, 2017	January 11, 2017
February 7, 2017	February 9, 2017
March 7, 2017	March 9, 2017
April 7, 2017	April 11, 2017
May 8, 2017	May 10, 2017
June 7, 2017	June 9, 2017
July 7, 2017	July 11, 2017
August 7, 2017	August 9, 2017
September 7, 2017	September 13, 2017
*The Securities will not be automatically called until any Observation Date starting from September 7, 2013 (the First Autocall Observation Date). The expected Call Settlement Date for the First Autocall Observation Date is September 11, 2013.

Investment Timeline

The Closing Price of the Underlying Stock (Initial Price) is observed and the Trigger Price and Coupon Barrier are determined. The Contingent Coupon Rate is set.

If the Closing Price of the Underlying Stock on any Observation Date is equal to or greater than the Coupon Barrier, Deutsche Bank AG will pay you the Contingent Coupon applicable to such Observation Date on the related Coupon Payment Date.

The Securities will be automatically called if the Closing Price of the relevant Underlying Stock on any Observation Date after the first year is greater than or equal to the Initial Price. If the Securities are called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per Security equal to your initial investment plus the applicable Contingent Coupon otherwise due on such day pursuant to the contingent coupon feature.

The Final Price and Underlying Stock Return will be determined on the Final Valuation Date.
If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price and Coupon Barrier, Deutsche Bank AG will pay you a cash payment at maturity equal to $10.00 per $10.00 Security plus the Contingent Coupon otherwise due on the Maturity Date.
If the Securities are not automatically called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity less than your initial investment equal to:
$10.00 + ($10.00 x Underlying Stock Return)
Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment in an amount proportionate to the negative Underlying Stock Return.

1
In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date, Maturity Date and Observation Dates may be changed so that the stated term of the Securities remains the same.

2	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
3
Notwithstanding the provisions under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement, in the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed and in the event that an Observation Date other than the Final Valuation Date is postponed, the relevant Call Settlement Date and Coupon Payment Date (other than the Maturity Date) will be the second business day after the Observation Date as postponed.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying Stock. Some of the risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦
Your Investment in the Securities May Result in a Loss of Your Initial Investment — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay your initial investment in the Securities at maturity. If the Securities are not automatically called, the return on the Securities at maturity will depend on whether the Final Price is greater than or equal to the Trigger Price. If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price, Deutsche Bank AG will pay you your initial investment plus the applicable Contingent Coupon otherwise due on the Maturity Date. However, if the Securities are not automatically called on any Observation Date and the Final Price is less than the Trigger Price, you will be fully exposed to any negative Underlying Stock Return, resulting in a loss of your initial investment that is proportionate to the decline in the Final Price as compared to the Initial Price. Accordingly, you could lose your entire initial investment.

♦
You May Not Receive Any Contingent Coupons — Deutsche Bank AG will not necessarily make periodic coupon payments on the Securities.  If the Closing Price of the Underlying Stock on any Observation Date is less than the Coupon Barrier, Deutsche Bank AG will not pay you the Contingent Coupon applicable to such Observation Date.  If the Closing Price of the Underlying Stock is less than the Coupon Barrier on each of the Observation Dates, Deutsche Bank AG will not pay you any Contingent Coupons during the term of, and you will not receive a positive return on, your Securities.

♦
Your Potential Return on the Securities is Limited to the Face Amount Plus Any Contingent Coupons and You Will Not Participate in Any Appreciation of the Underlying Stock — The Securities will not pay more than the Face Amount plus any Contingent Coupons payable over the term of the Securities. Therefore, your potential return on the Securities will be limited to the Contingent Coupon Rate, but the total return will vary based on the number of Observation Dates on which the requirement for a Contingent Coupon has been met prior to maturity or an automatic call. If the Securities are automatically called, you will not participate in the appreciation of the Underlying Stock and you will not receive any Contingent Coupons in respect of any Observation Date after the applicable Call Settlement Date. If the Securities are automatically called on the First Autocall Observation Date (after one year following the Trade Date), the total return on the Securities will be minimal. If the Securities are not called, you may be subject to the full downside performance of the Underlying Stock even though you were not able to participate in any of the Underlying Stock's potential appreciation.

♦
Contingent Repayment of your Initial Investment Applies Only if You Hold the Securities to Maturity — If your Securities are not automatically called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative your initial investment even if the Closing Price of the Underlying Stock is above the Trigger Price.

♦
Higher Contingent Coupon Rates are Generally Associated with a Greater Risk of Loss — Greater expected volatility with respect to the Underlying Stock reflects a higher expectation as of the Trade Date that the Closing Price of the Underlying Stock could close below the Trigger Price on the Final Valuation Date of the Securities. This greater expected risk will generally be reflected in a higher Contingent Coupon Rate for the Securities. However, while the Contingent Coupon Rate is set on the Trade Date, the Underlying Stock’s volatility can change significantly over the term of the Securities. The price of the Underlying Stock could fall sharply, which could result in a significant loss of your initial investment.

♦
Reinvestment Risk — If your Securities are called early, the holding period over which you would receive any applicable Contingent Coupon, which is based on the relevant Contingent Coupon Rate as specified on the cover hereof, could be as little as one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event the Securities are called prior to the Maturity Date.

♦
Risks Relating to the Credit of the Issuer — The Securities are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call, and any payment of your initial investment at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities and you could lose your entire investment.

♦
No Dividend Payments or Voting Rights — As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlying Stock would have.

♦
Investing in the Securities is Not the Same as Investing in the Underlying Stock — The return on your Securities may not reflect the return you would realize if you directly invested in the Underlying Stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions or other rights that holders of the Underlying Stock would have. Further, you will not participate in any potential appreciation of the Underlying Stock, which could be significant.

♦
Single Stock Risk — The price of the Underlying Stock can rise or fall sharply due to factors specific to the Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. For additional information about each Underlying Stock and its issuer, please see “The Underlying Stocks” in this free writing prospectus and each issuer’s SEC filings referred to in those sections.

♦
If the Price of the Underlying Stock Changes, the Value of Your Securities May Not Change in the Same Manner — Your Securities may trade quite differently from the Underlying Stock. Changes in the market price of the Underlying Stock may not result in a comparable change in the value of your Securities.

♦
The Anti-Dilution Protection is Limited — The calculation agent will make adjustments to the relevant Stock Adjustment Factor, which will initially be set at 1.0, for certain events affecting the relevant Underlying Stock. See “Description of Securities — Anti-Dilution Adjustments” in the accompanying product supplement. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the relevant Underlying Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected.

♦
There is no Affiliation Between the Issuers of the Underlying Stocks and Us, and We Have Not Participated in the Preparation of, or Independently Verified, Any Disclosure by Such Issuers — We are not affiliated with the issuers of the Underlying Stocks (each, an “Underlying Stock Issuer”). However, we and our affiliates may currently or from time to time in the future engage in business with the Underlying Stock Issuers. Nevertheless, neither we nor our affiliates have participated in the preparation of, or independently verified, any information about the Underlying Stocks and the Underlying Stock Issuers. You, as an investor in the Securities, should make your own investigation into the Underlying Stocks and the Underlying Stock Issuers. The Underlying Stock Issuers are not involved in the Securities offered hereby in any way and have no obligations of any sort with respect to your Securities. None of the Underlying Stock Issuers have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦
Past Performance of the Underlying Stocks is no Guide to Future Performance — The actual performance of the relevant Underlying Stock may bear little relation to the historical prices of the Underlying Stock, and may bear little relation to the hypothetical return examples set forth elsewhere in this free writing prospectus. We cannot predict the future performance of the Underlying Stock.

♦
The Securities Have Certain Built-In Costs — While the payment at maturity or upon an automatic call described in this free writing prospectus is based on your entire initial investment, the original Issue Price of the Securities includes the agents’ commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG or its affiliates would be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦
There May be Little or no Secondary Market for the Securities — The Securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates intends to offer to purchase the Securities in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates may be willing to buy the Securities.

♦
Many Economic and Market Factors Will Impact the Value of the Securities — While we expect that, generally, the price of the Underlying Stock will affect the value of the Securities more than any other single factor, the value of the Securities will also be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other, including:

♦	the time remaining to maturity of the Securities;

♦	the market price and dividend rates of the Underlying Stock and the stock market generally;

♦	interest rates and yields in the market generally and in the markets of the Underlying Stock;

♦	geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
Trading and Other Transactions by Us or Our Affiliates, or UBS AG or its Affiliates, in the Equity and Equity Derivative Markets May Impair the Value of the Securities — We or one or more of our affiliates expect to hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Underlying Stock and make it less likely that you will receive a return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Underlying Stock on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Underlying Stock. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies relating to the Securities.

♦
We and our affiliates, or UBS AG and its Affiliates, May Publish Research, Express Opinions or Provide Recommendations That Are Inconsistent With Investing in or Holding the Securities. Any Such Research, Opinions or Recommendations Could Affect the Underlying Stock Price and the Value of Securities — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Underlying Stock to which the Securities are linked.

♦
Potential Deutsche Bank AG Impact on Price — Trading or transactions by Deutsche Bank AG or its affiliates in the Underlying Stock and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying Stock, may adversely affect the market price of the Underlying Stock and therefore, the value of the Securities.

♦
Potential Conflict of Interest — Deutsche Bank AG and its affiliates may engage in business with the issuer of the Underlying Stock, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. Deutsche Bank AG, as the calculation agent, will determine the Final Price of the Underlying Stock and payment at maturity or upon an automatic call based on the Closing Price of the Underlying Stock in the market. The calculation agent can postpone the determination of the Closing Price of the Underlying Stock if a market disruption event occurs on any of the Observation Dates.

♦
The U.S. Tax Consequences of an Investment in the Securities are Uncertain — There is no controlling legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts with associated contingent coupons. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be materially affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the Securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Hypothetical Examples of Payment upon an Automatic Call or at Maturity
The following table and hypothetical examples below illustrate the payment upon an automatic call or at maturity for a hypothetical range of performance for the Underlying Stock. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of any Underlying Stock relative to its Initial Price. We cannot predict the Final Price or the Closing Price of any Underlying Stock on any of the Observation Dates (including the Final Valuation Date). You should not take these examples as an indication or assurance of the expected performance of any Underlying Stock. You should consider carefully whether the Securities are suitable to your investment goals. The numbers in the examples and table below have been rounded for ease of analysis.

The following examples and table illustrate the payment at maturity or upon an automatic call per Security on a hypothetical offering of Securities based on the following assumptions*:

Term:	Approximately 5 years, subject to an automatic call
Hypothetical Initial Price*:	$40.00
Hypothetical Trigger Price*:	$28.00 (70.00% of the Hypothetical Initial Price)
Hypothetical Coupon Barrier*:	$28.00 (70.00% of the Hypothetical Initial Price)
Hypothetical Contingent Coupon Rate*:	9.00% per annum (or 0.75% per month)
Hypothetical Contingent Coupon*:	$0.075 per month
Observation Dates:	Monthly (callable after 1 year)

*	Based on a hypothetical Contingent Coupon Rate of 9.00% per annum. The actual Contingent Coupon Rate, Initial Price, Coupon Barrier and Trigger Price for each Security will be set on the Trade Date.

Example 1 — The Securities are called on the First Autocall Observation Date.

Date	Closing Price	Payment (per Security)
First Observation Date	$45 (greater than or equal to Initial Price)	$0.075 (Contingent Coupon — Not Callable)
Second Observation Date	$30 (greater than or equal to Coupon Barrier; less than Initial Price)	$0.075 (Contingent Coupon — Not Callable)
Third to Eleventh Observation Dates	Various (greater than or equal to Coupon Barrier; less than Initial Price)	$0.675 (Contingent Coupons — Not Callable)
Twelfth Observation Date (First Autocall Observation Date)	$45 (greater than or equal to Initial Price)	$10.075 (Face Amount plus Contingent Coupon)
	Total Payment:	$10.90 (9.00% return)

If on the First Autocall Observation Date (the twelfth Observation Date) the Closing Price is $45.00, because the Closing Price is greater than the Initial Price of $40.00, the Securities will be automatically called. Deutsche Bank AG will pay you on the applicable Call Settlement Date a total of $10.075 per Security, reflecting the Face Amount plus the applicable Contingent Coupon. When added to the Contingent Coupon payments of $0.825 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you a total of $10.90 per Security, representing a 9.00% total return on the Securities. No further amount will be owed to you under the Securities.

Example 2 — The Securities are NOT automatically called and the Final Price of the Underlying Stock is greater than or equal to the Trigger Price and Coupon Barrier.

Date	Closing Price	Payment (per Security)
First Observation Date	$35 (greater than or equal to Coupon Barrier; less than Initial Price)	$0.075 (Contingent Coupon — Not Callable)
Second Observation Date	$25 (less than Coupon Barrier and Initial Price)	$0.00 (Not Callable)
Third Observation Date	$25 (less than Coupon Barrier and Initial Price)	$0.00 (Not Callable)
Fourth to Fifty-Ninth Observation Dates	Various (all below Coupon Barrier and Initial Price)	$0.00 (Not Callable)
Final Observation Date	$35 (greater than or equal to Trigger Price and Coupon Barrier; less than Initial Price)	$10.075 (Payment at Maturity)
	Total Payment:	$10.15 (1.50% return)

Deutsche Bank AG will pay you at maturity a total of $10.075 per Security, reflecting the Face Amount plus the applicable Contingent Coupon. When added to the Contingent Coupon payment of $0.075 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you a total of approximately $10.15 per Security, representing a 1.50% total return on the Securities over five years.

Example 3 — The Securities are NOT called and the Final Price of the Underlying Stock is less than the Trigger Price and the Coupon Barrier.

Date	Closing Price	Payment (per Security)
First Observation Date	$35 (greater than or equal to Coupon Barrier; less than Initial Price)	$0.075 (Contingent Coupon — Not Callable)
Second Observation Date	$35 (greater than or equal to Coupon Barrier; less than Initial Price)	$0.075 (Contingent Coupon — Not Callable)
Third Observation Date	$37 (greater than or equal to Coupon Barrier; less than Initial Price)	$0.075 (Contingent Coupon — Not Callable)
Fourth to Fifty-Ninth Observation Dates	Various (all below Coupon Barrier and Initial Price)	$0.00 (Not Callable)
Final Observation Date	$20 (less than Trigger Price and Coupon Barrier; less than Initial Price)	$10.00 + [$10.00 × Underlying Stock Return] = $10.00 + [$10.00 × -50%] = $5.00 (Payment at Maturity)
	Total Payment:	$5.225 (-47.75% return)

Since the Securities are not called and the Final Price of the Underlying Stock is below the Trigger Price and the Coupon Barrier, Deutsche Bank AG will pay you at maturity $5.00 per Security. When added to the Contingent Coupon payments of $0.225 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you $5.225 per Security, representing a loss on the Securities of 47.75%.

If the Securities are not automatically called and the Final Price is less than the Trigger Price, your initial investment will be fully exposed to any negative Underlying Stock Return, resulting in a loss on the Face Amount that is proportionate to the decline in the Final Price as compared to the Initial Price. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. Any payment on the Securities, including any payment of Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer.

The Underlying Stocks
All disclosures contained in this free writing prospectus regarding each Underlying Stock are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates have participated in the preparation of, or independently verified, such information about any Underlying Stock contained in this free writing prospectus. You should make your own investigation into each Underlying Stock.

Included on the following pages is a brief description of each Underlying Stock Issuer. We obtained the closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of each Underlying Stock as an indication of future performance. Each Underlying Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file certain financial and other information specified by the SEC periodically. Information filed by each Underlying Stock Issuer with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by each Underlying Stock Issuer under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Celgene Corporation

According to publicly available information, Celgene Corporation is a biopharmaceutical company primarily engaged in the discovery, development and commercialization of therapies designed to treat cancer and immune-inflammatory related diseases. Information filed by Celgene Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34912, or its CIK Code: 0000816284. The common stock of Celgene Corporation is traded on the NASDAQ Global Select Market under the symbol “CELG.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Celgene Corporation, based on daily closing prices on the primary exchange for Celgene Corporation, as reported by Bloomberg. Celgene Corporation’s closing price on August 31, 2012 was $72.04. The actual Initial Price will be the Closing Price of Celgene Corporation’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$58.04	$50.19	$52.46
4/1/2007	6/30/2007	$65.97	$55.50	$57.33
7/1/2007	9/30/2007	$72.69	$56.69	$71.31
10/1/2007	12/31/2007	$75.18	$46.21	$46.21
1/1/2008	3/31/2008	$64.10	$49.61	$61.29
4/1/2008	6/30/2008	$69.26	$56.90	$63.87
7/1/2008	9/30/2008	$77.01	$56.00	$63.28
10/1/2008	12/31/2008	$65.23	$47.25	$55.28
1/1/2009	3/31/2009	$56.49	$38.47	$44.40
4/1/2009	6/30/2009	$48.33	$38.01	$47.84
7/1/2009	9/30/2009	$57.79	$46.02	$55.90
10/1/2009	12/31/2009	$57.32	$50.21	$55.68
1/1/2010	3/31/2010	$65.02	$54.77	$61.96
4/1/2010	6/30/2010	$63.40	$49.62	$50.82
7/1/2010	9/30/2010	$58.46	$49.02	$57.61
10/1/2010	12/31/2010	$62.95	$55.55	$59.14
1/1/2011	3/31/2011	$60.02	$49.50	$57.53
4/1/2011	6/30/2011	$60.95	$55.35	$60.32
7/1/2011	9/30/2011	$65.56	$51.85	$61.92
10/1/2011	12/31/2011	$68.01	$60.22	$67.60
1/1/2012	3/31/2012	$78.50	$67.22	$77.52
4/1/2012	6/30/2012	$80.29	$59.45	$64.16
7/1/2012	8/31/2012*	$72.04	$62.95	$72.04
*
As of the date of this free writing prospectus, available information for the third calendar quarter of 2012 includes data for the period through August 31, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the performance of the common stock of Celgene Corporation from August 31, 2007 through August 31, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 70.00% of $72.04, which was the closing price of the common stock of Celgene Corporation on August 31, 2012. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Intel Corporation
According to publicly available information, Intel Corporation is a company that designs and manufactures advanced integrated digital technology products for computing and communications industries. Information filed by Intel Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-06217, or its CIK Code: 0000050863 . The common stock of Intel Corporation is traded on the NASDAQ Global Select Market under the symbol “INTC.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Intel Corporation, based on daily closing prices on the primary exchange for Intel Corporation, as reported by Bloomberg. Intel Corporation’s closing price on August 31, 2012 was $24.83. The actual Initial Price will be the closing price of Intel Corporation’s common stock on the Trade Date.
Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$22.30	$18.86	$19.13
4/1/2007	6/30/2007	$24.28	$19.31	$23.76
7/1/2007	9/30/2007	$26.42	$23.10	$25.86
10/1/2007	12/31/2007	$27.98	$24.36	$26.66
1/1/2008	3/31/2008	$24.70	$18.61	$21.18
4/1/2008	6/30/2008	$25.00	$20.69	$21.48
7/1/2008	9/30/2008	$24.52	$17.20	$18.73
10/1/2008	12/31/2008	$17.31	$12.23	$14.66
1/1/2009	3/31/2009	$15.82	$12.08	$15.05
4/1/2009	6/30/2009	$17.04	$15.00	$16.55
7/1/2009	9/30/2009	$20.32	$15.94	$19.57
10/1/2009	12/31/2009	$20.83	$18.50	$20.40
1/1/2010	3/31/2010	$22.68	$19.01	$22.26
4/1/2010	6/30/2010	$24.21	$19.20	$19.45
7/1/2010	9/30/2010	$21.78	$17.72	$19.23
10/1/2010	12/31/2010	$21.91	$18.87	$21.03
1/1/2011	3/31/2011	$22.14	$19.72	$20.17
4/1/2011	6/30/2011	$23.87	$19.49	$22.16
7/1/2011	9/30/2011	$23.23	$19.20	$21.33
10/1/2011	12/31/2011	$25.66	$20.62	$24.25
1/1/2012	3/31/2012	$28.38	$24.54	$28.11
4/1/2012	6/30/2012	$29.18	$25.04	$26.65
7/1/2012	8/31/2012*	$26.88	$24.27	$24.83
*
As of the date of this free writing prospectus, available information for the third calendar quarter of 2012 includes data for the period through August 31, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the performance of the common stock of Intel Corporation from August 31, 2007 through August 31, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 70.00% of $24.83, which was the closing price of the common stock of Intel Corporation on August 31, 2012. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Devon Energy Corporation

According to publicly available information, Devon Energy Corporation is an energy company engaged primarily in the exploration, development and production of oil, natural gas and natural gas liquid. Information filed by Devon Energy Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32318, or its CIK Code: 0001090012. The common stock of Devon Energy Corporation is traded on the New York Stock Exchange under the symbol “DVN.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Lowe’s Companies Inc., based on daily closing prices on the primary exchange for Devon Energy Corporation, as reported by Bloomberg. Devon Energy Corporation’s closing price on August 31, 2012 was $57.83. The actual Initial Price will be the Closing Price of Devon Energy Corporation’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$70.40	$63.28	$69.22
4/1/2007	6/30/2007	$83.53	$70.59	$78.29
7/1/2007	9/30/2007	$84.83	$72.81	$83.20
10/1/2007	12/31/2007	$93.50	$81.58	$88.91
1/1/2008	3/31/2008	$107.59	$79.29	$104.33
4/1/2008	6/30/2008	$124.36	$105.56	$120.16
7/1/2008	9/30/2008	$117.85	$83.10	$91.20
10/1/2008	12/31/2008	$83.00	$59.50	$65.71
1/1/2009	3/31/2009	$70.98	$38.84	$44.69
4/1/2009	6/30/2009	$66.45	$46.32	$54.50
7/1/2009	9/30/2009	$72.21	$49.86	$67.33
10/1/2009	12/31/2009	$74.20	$63.46	$73.50
1/1/2010	3/31/2010	$76.65	$62.93	$64.43
4/1/2010	6/30/2010	$70.13	$60.29	$60.92
7/1/2010	9/30/2010	$65.68	$59.79	$64.74
10/1/2010	12/31/2010	$78.51	$64.35	$78.51
1/1/2011	3/31/2011	$93.10	$78.20	$91.77
4/1/2011	6/30/2011	$92.00	$76.02	$78.81
7/1/2011	9/30/2011	$84.35	$55.37	$55.44
10/1/2011	12/31/2011	$69.37	$53.34	$62.00
1/1/2012	3/31/2012	$75.81	$63.10	$71.12
4/1/2012	6/30/2012	$71.28	$54.32	$57.99
7/1/2012	8/31/2012*	$61.23	$54.65	$57.83
*
As of the date of this free writing prospectus, available information for the third calendar quarter of 2012 includes data for the period through August 31, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the performance of the common stock of Devon Energy Corporation from August 31, 2007 through August 31, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 65.00% of $57.83, which was the closing price of the common stock of Devon Energy Corporation on August 31, 2012. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

What Are the Tax Consequences of an Investment in the Securities?
Due to the lack of controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities. Our special tax counsel, Davis Polk & Wardwell LLP, believes that it is reasonable to treat a Security for U.S. federal income tax purposes as a prepaid financial contract with associated contingent coupons. Our special tax counsel has advised, however, that it is unable to conclude that it is more likely than not that this treatment will be upheld, and that alternative treatments are possible that could materially affect the timing and character of income or loss on your Securities. If this treatment is respected, upon the maturity or disposition of the Securities, you generally should recognize capital gain or loss, which should be long-term capital gain or loss if you have held the Securities for more than one year, equal to the difference between the amount of cash received (other than any coupon payment) and your adjusted tax basis in the Securities, although the treatment of sales proceeds attributable to an accrued but unpaid coupon is unclear. While the U.S. federal income tax treatment of the stated coupon payments on the Securities is uncertain, in the event that we are required to file information returns with respect to stated coupon payments to certain U.S. holders, we intend to treat these payments as ordinary income. Insofar as we have responsibility as a withholding agent, we intend to treat any coupon payments on the Securities made to a non-U.S. holder as U.S.-source income subject to withholding at a rate of 30% absent a claim for an exemption or reduction under an applicable income tax treaty.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the Securities. The notice focuses in particular on whether holders of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)
UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.25 per $10.00 Security. We will agree that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to its affiliates at the price to the public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Securities, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for these offerings, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in these offerings to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.